UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

AUGUST 26, 2022

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 26, 2022, the stockholders of Empire Petroleum Corporation (the “Company”) approved the Company’s 2022 Stock and Incentive Compensation Plan (the “2022 Plan”). The 2022 Plan reserves 750,000 shares of the Company’s common stock for issuance thereunder. As a result of such approval, no further awards will be made under the Company’s 2021 Stock and Incentive Compensation Plan.

All employees and consultants of the Company and its subsidiaries and all non-employee directors of the Company are eligible to receive awards under the 2022 Plan, as determined by the Compensation Committee of the Board of Directors (the “Committee”) or the Board of Directors (the “Board”). The Committee will administer the 2022 Plan. Awards under the 2022 Plan may be granted in any one or a combination of the following forms: incentive stock options; non-qualified stock options; stock appreciation rights; restricted stock; restricted stock units; performance shares; performance units; cash-based awards; and other stock-based awards.

A more detailed description of the 2022 Plan is contained in the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 27, 2022. The 2022 Plan is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference as though fully set forth herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 26, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 21,217,495 shares of the Company’s common stock were entitled to vote as of July 12, 2022, the record date for the Annual Meeting. There were 15,717,757 shares present, in person or by proxy, at the Annual Meeting (or 74.08% of the outstanding shares), at which the stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal One — Election of Directors

The stockholders voted to elect three directors to serve for a term expiring at the annual meeting of stockholders in 2023 and until their successors are duly elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Thomas W. Pritchard	5,175,947	10,541,810	-0-
Michael R. Morrisett	15,499,536	218,221	-0-
Vice Admiral Andrew Lewis (Ret.)	15,387,619	330,138	-0-

Proposal Two — Advisory Vote to Approve

Named Executive Officer Compensation

The stockholders voted to approve, on an advisory basis, named executive officer compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
15,302,774	406,268	8,715	-0-

Proposal Three – Advisory Vote on the Frequency of a

Future Advisory Vote on Executive Compensation

The stockholders expressed a preference for the option of once every year as the preferred frequency for the holding of future advisory votes on compensation of named executive officers. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,357,338	30,501	27,070	302,847	-0-

Proposal Four – Approval of the Empire Petroleum Corporation

2022 Stock and Incentive Compensation Plan

The stockholders voted to approve the 2022 Plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
14,932,489	447,421	337,847	-0-

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

The Board recommended that the stockholders vote to conduct future advisory votes on executive compensation every year. In light of the voting results and the Board’s recommendation, the Company has decided that it will include a stockholder advisory vote on named executive officer compensation in its proxy materials every year until the next required vote on the frequency of stockholder votes on named executive officer compensation.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished or filed herewith.

Exhibit Number	Description

10

Empire Petroleum Corporation 2022 Stock and Incentive Compensation Plan (filed as Annex A to the Company’s Proxy Statement on Schedule 14A, filed on July 27, 2022, and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: September 1, 2022	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President

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